UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2023

INMUNE BIO INC.
(Exact name of registrant as specified in charter)

Nevada	001-38793	47-5205835
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

225 NE Mizner Boulevard, Suite 640, Boca Raton, FL 33432

(Address of Principal Executive Offices) (Zip Code)

(858) 964-3720

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	INMB	The NASDAQ Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in its filings with the Securities and Exchange Commission, on October 29, 2015, INmune Bio Inc. (the “Company”) entered into an exclusive license agreement (as subsequently amended, the “INKmune License Agreement”) with Immune Ventures, LLC (“Immune Ventures”). Pursuant to the INKmune License Agreement, the Company was granted an exclusive worldwide, sub-licensable, royalty-bearing license to commercialize INKmune (the “INKmune License”). In consideration for the INKmune License, the Company was obligated to pay Immune Ventures certain milestone and royalty payments.

On April 17, 2023, the Company entered into an additional amendment to the INKmune License Agreement (the “INKmune Amendment”) to remove the due diligence requirements of the INKmune License Agreement, including using reasonable commercial efforts to bring licensed products and services to market, removing all initiation of clinical trial requirements, and the filing of an NDA or equivalent upon successful completion of Phase III clinical trials. Except as specifically modified or amended by the terms of the INKmune Amendment, the INKmune License Agreement and all provisions contained therein are, and shall continue, in full force and effect.

As previously disclosed in the Company’s filing with the Securities and Exchange Commission, the Company and the University of Pittsburgh entered into an Exclusive License Agreement on June 26, 2017 (the “PITT Agreement), which was amended on September 20, 2017 (the First PITT Amendment”).

On April 17, 2023, the Company entered into the Second Amendment to Exclusive License Agreement to the PITT Agreement (the “Second PITT Amendment”). Under the Second PITT Amendment, certain due diligence requirements were removed under the PITT Agreement and replaced with the following: (i) the dose of the first patient in a Phase II Clinical Trial or foreign equivalent using the licensed technology under the PITT Agreement would occur by June 26, 2026, and (ii) the requirement to obtain marketing authorization from the FDA or foreign equivalent for a product making use of the licensed technology by June 26, 2031. In addition, the patent rights disclosure was updated. Except as specifically modified or amended by the terms of the PITT Amendment, the PITT Agreement and all provisions contained therein are, and shall continue, in full force and effect.

The information set forth above is qualified in its entirety by reference to the Assignment Agreement, the INKmune License Agreement, the PITT Agreement, the First PITT Amendment, the INKmune Amendment and the Second PITT Amendment, attached hereto as Exhibit 10.1 and 10.2, each of which are incorporated herein by reference.

Item 8.01. Other Events

On April 19, 2023, the Company issued a press release announcing pre-clinical data detailing research led by Kirsty J. Dixon of the Department of Surgery, Virginia Commonwealth University (VCU), and Elliott Mufson, Barrow Neurological Institute. A copy of this press release is attached herewith as Exhibit 99.1.

Item 9.01 Financial statements and Exhibits

(d) Exhibits.

10.1	First Amendment to Exclusive License Agreement between INmune Bio Inc. and Immune Ventures LLC dated April 17, 2023.
10.2	Second Amendment to Exclusive License Agreement by and between the University of Pittsburgh of the Commonwealth system of Higher Education and Immune Ventures, LLC dated April 17, 2023
99.1	Press Release dated April 19, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2023	INMUNE BIO INC.

	By:	/s/ David Moss
David Moss
Chief Financial Officer

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